UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 31, 2005
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                              Pharmion Corporation
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             (Exact name of registrant as specified in its charter)



          Delaware                   000-50447                  84-1521333
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(State or other jurisdiction      (Commission File              (IRS Employer
     of incorporation)                 Number)               Identification No.)


2525 28th Street, Boulder, Colorado                           80301
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code               720-564-9100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
----

               On March 31, 2005, we entered into a Supply Agreement (the "Agreement") with Ash Stevens, Inc., a pharmaceutical manufacturing company with a principal place of business in Detroit, Michigan ("Ash Stevens"). Under the terms of the Agreement, Ash Stevens will be our exclusive commercial supplier of azacitidine, the active pharmaceutical ingredient of Vidaza(R) (the "Compound"). The Agreement has an initial term expiring on May 31, 2011 (the "Initial Term"), which is subject to automatic renewal for additional two-year terms unless either party informs the other of its intention to let the Agreement expire by its terms.

               The Agreement requires Ash Stevens to manufacture the Compound exclusively for us for the entire term of the Agreement. In addition, Ash Stevens may not sell the Compound to anyone else for a period of five years following the expiration of the term of the Agreement or an early termination of the Agreement due to an uncured material breach of the Agreement by Ash Stevens. We have agreed to purchase all of our requirements for the Compound exclusively from Ash Stevens during the Initial Term, unless Ash Stevens is unable to satisfy our demand for the Compound within limits specified in the Agreement (a "Supply Shortage") and is unable to remedy the Supply Shortage within certain time limits specified in the Agreement.

               In the event of an uncured Supply Shortage, we may engage a back-up supplier for the Compound and Ash Stevens is required to assist us in establishing the back-up supplier. In addition, at our request, Ash Stevens must transfer to the back-up supplier its know-how and other confidential information necessary to manufacture the Compound for us, provided that the back-up supplier has entered into a confidentiality agreement with Ash Stevens. Ash Stevens will bear its own costs in rendering this assistance to us and in transferring its technology to the back-up supplier. However, we are required to pay to Ash Stevens a fee based on the amount of Compound manufactured for us by a back-up supplier until the expiration of the Initial Term.

               Ash Stevens must maintain manufacturing facilities that are in compliance with current good manufacturing practices, as defined by any applicable regulatory authority throughout the world, including the applicable FDA cGMP regulations, the EU Good Manufacturing Guidelines and the International Conference on Harmonization Guidelines.

               Either party may terminate the Agreement: upon the uncured material breach of the Agreement by the other party; if the other party files for bankruptcy or is otherwise adjudicated bankrupt or becomes subject to insolvency laws; or if the other party becomes debarred. In addition, we may terminate the Agreement if analytical testing determines that Ash Stevens has committed a material breach of certain quality control obligations specified in the Agreement and that breach has not been cured to our reasonable satisfaction.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PHARMION CORPORATION

Date: April 6, 2005                By: /s/ Steven Dupont
                                       ------------------------------
                                       Name:  Steven Dupont
                                       Title: Vice President, General Counsel
                                              and Corporate Secretary